SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2007

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code:   (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On September 25, 2007, the Compensation Committee of the Board of Directors of Motive, Inc. (the “Company”) approved new option grants for the Company’s Chairman and Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer and its General Counsel, all as described more fully below. Also on September 25, 2007, the Compensation Committee authorized new Employment Agreements for the Company’s Chief Operating Officer and its General Counsel, as described more fully below.

(1)	Mockett Option Grant

The Company has granted Mr. Alfred Mockett, the Company’s current Chairman and Chief Executive Officer, stock options to purchase an aggregate of 200,000 shares of the Company’s Common Stock under the Company’s Amended and Restated Equity Incentive Plan. Such stock options will vest in twelve equal installments, commencing on September 30, 2007 and continuing thereafter on each succeeding December 31st, March 31st, June 30th and September 30th. Such options will automatically vest in full upon a Change in Control (as defined in Mr. Mockett’s employment agreement with the Company) and termination of Mr. Mockett’s employment for any reason other than for Cause (as defined in Mr. Mockett’s employment agreement) within 12 months of a Change in Control.

(2)	Hanna Employment Agreement

The Company and Mr. Richard J. Hanna, the Company’s current Chief Operating Officer, entered into an Employment Agreement (the “Hanna Employment Agreement”) on September 27, 2007. The Hanna Employment Agreement replaces a previous employment agreement that expired on August 7, 2007 and has a term of one year, which may be extended by mutual agreement. Mr. Hanna will receive an annual base salary of $275,000 and will be eligible to receive an annual Target Bonus (as defined in the Hanna Employment Agreement) of up to $165,000 based on the achievement of certain individual and company performance objectives. In connection with the execution of the Hanna Employment Agreement, the Company has granted Mr. Hanna stock options to purchase an aggregate of 100,000 shares of the Company’s Common Stock under the Company’s Amended and Restated Equity Incentive Plan. Such stock options will vest in twelve equal installments, commencing on September 30, 2007 and continuing thereafter on each succeeding December 31st, March 31st, June 30th and September 30th. Such options will automatically vest in full upon a Change in Control (as defined in the Hanna Employment Agreement) and a termination of Mr. Hanna’s employment for any reason other than Cause (as defined in the Hanna Employment Agreement) within 12 months of a Change in Control. Upon a Change in Control, the Company will pay Mr. Hanna, in lieu of severance payments, an amount equal to his aggregate base monthly salary for a period of six months plus his Target Bonus for the year of termination assuming full achievement of the applicable performance targets by both Mr. Hanna and the Company. A copy of the Hanna

Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(3)	Fitzpatrick Option Grant

The Company has granted Mr. Mike Fitzpatrick, the Company’s current Chief Financial Officer, stock options to purchase an aggregate of 100,000 shares of the Company’s Common Stock under the Company’s Amended and Restated Equity Incentive Plan. Such stock options will vest in twelve equal installments, commencing on September 30, 2007 and continuing thereafter on each succeeding December 31st, March 31st, June 30th and September 30th. Such options will automatically vest in full upon a Change in Control (as defined in Mr. Fitzpatrick’s employment agreement with the Company) and a termination of Mr. Fitzpatrick’s employment for any reason other than Cause (as defined in Mr. Fitzpatrick’s employment agreement) within 12 months of a Change in Control.

(4)	Greenberg Employment Agreement

The Company and Mr. Jack Greenberg, the Company’s current General Counsel and Secretary, entered into an Employment Agreement (the “Greenberg Employment Agreement”) on September 27, 2007. The Greenberg Employment Agreement replaces a previous employment agreement that expired on August 7, 2007 and has a term of one year, which may be extended by mutual agreement. Mr. Greenberg will receive an annual base salary of $225,000 and will be eligible to receive an annual Target Bonus (as defined in the Greenberg Employment Agreement) of up to $112,500 based on the achievement of certain individual and company performance objectives. In connection with the Greenberg Employment Agreement, the Company has granted Mr. Greenberg stock options to purchase an aggregate of 100,000 shares of the Company’s Common Stock under the Company’s Amended and Restated Equity Incentive Plan. Such stock options will vest in twelve equal installments, commencing on September 30, 2007 and continuing thereafter on each succeeding December 31st, March 31st, June 30th and September 30th. Such options will automatically vest in full upon a Change in Control (as defined in the Greenberg Employment Agreement) and a termination of Mr. Greenberg’s employment for any reason other than Cause (as defined in the Greenberg Employment Agreement) within 12 months of a Change in Control. Upon a Change in Control, the Company will pay Mr. Greenberg, in lieu of severance payments, an amount equal to his aggregate base monthly salary for a period of six months plus his Target Bonus for the year of termination assuming full achievement of the applicable performance targets by both Mr. Greenberg and the Company. A copy of the Greenberg Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated September 27, 2007, by and between Motive, Inc. and Richard Hanna.

10.2	Employment Agreement, dated September 27, 2007, by and between Motive, Inc. and Jack Greenberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: October 1, 2007	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, dated September 27, 2007, by and between Motive, Inc. and Richard Hanna.

10.2	Employment Agreement, dated September 27, 2007, by and between Motive, Inc. and Jack Greenberg.